PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated October 26, 2015)	Registration No. 333-207149

$5,000,000

Common Stock

CAPRICOR THERAPEUTICS, INC.

Capricor Therapeutics, Inc. has entered into a Common Stock Sales Agreement, or the Sales Agreement, with H.C. Wainwright & Co. LLC, or Wainwright, relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $5,000,000 from time to time through Wainwright acting as agent.

Sales of shares of our common stock, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. Wainwright will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a fixed commission rate of 3% of the gross proceeds of each sale of shares of our common stock. In connection with the sale of our shares of common stock on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CAPR.” On March 28, 2017, the last sale price of our shares of common stock as reported on The Nasdaq Capital Market was $3.40 per share. As of March 28, 2017, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or public float, was approximately $48.6 million based on 21,399,019 outstanding shares of common stock, of which approximately 14.3 million shares are held by non-affiliates, and a per share price of $3.40, based on the last sale price of our common stock on March 28, 2017. One-third of our public float, calculated in accordance with Instruction I.B.6 of Form S-3 as of March 28, 2017, is equal to approximately $16.2 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold securities with an aggregate market value of approximately $10.9 million pursuant to General Instruction I.B.6 of Form S-3. In no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million pursuant to General Instruction I.B.6 of Form S-3.

Investing in our common stock involves risks, including those described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and on page 7 of the prospectus accompanying this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is March 31, 2017

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS Supplement

This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference”. These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in such documents incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you. We have not, and Wainwright has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Wainwright is not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, including the documents incorporated by reference herein, and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States, or the U.S., who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the U.S. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, in the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Disclosure Regarding Forward-Looking Statements.”

Unless the context requires otherwise or unless otherwise noted, all references to “Capricor” are to Capricor Therapeutics, Inc., a Delaware corporation, and all references to “we,” “us” or “our” are to Capricor Therapeutics, Inc. and its subsidiaries.

General information about us can be found on our website at www.capricor.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into either this prospectus supplement or the accompanying prospectus and should not be considered part of this or any other report filed with the SEC.

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PROSPECTUS Supplement SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus supplement or any documents incorporated by reference in this prospectus supplement. Because it is only a summary, it does not contain all of the information you should consider before investing in our common stock, preferred stock, debt securities, warrants or units, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus supplement. Before you decide whether to purchase shares of our common stock, you should read this entire prospectus supplement, the accompanying prospectus and any related free-writing prospectus carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.

Company Overview

Capricor Therapeutics, Inc. is a clinical-stage biotechnology company focused on the discovery, development and commercialization of first-in-class biological therapies for the treatment of cardiac and other medical conditions.

We currently have four drug candidates, two of which are in various stages of active development. Our current research and development efforts are focused on CAP-1002 (allogeneic cardiosphere-derived cells, or CDCs) and CAP-2003 (CDC exosomes). CAP-1002 is the subject of two ongoing clinical trials, and we expect to enter CAP-2003 into clinical development in the second half of 2017. CAP-1001 (autologous CDCs) was the subject of the Phase I CADUCEUS trial, which was sponsored by Cedars-Sinai Medical Center and Johns Hopkins University, and is not in active development. Both CAP-1002 and CAP-1001 are derived from cardiospheres, or CSps, and we do not plan to develop CSps as a therapeutic.

•	CAP-1002: Our core therapeutic technology is based on the cardiosphere-derived cell, or CDC, a type of cardiac progenitor cell that composes a minor fraction of the cardiac muscle cell population and was first identified in the academic laboratory of Dr. Eduardo Marbán, the scientific founder of our subsidiary, Capricor Inc. Since their initial report in 2007, CDCs have been the subject of over 100 peer-reviewed scientific publications and have been administered to approximately 140 human subjects across several clinical trials. We are currently developing allogeneic CDCs (CAP-1002) as our lead product candidate for the treatment of cardiac disorders. We are currently conducting two clinical trials of CAP-1002: the Phase II portion of the Phase I/II ALLSTAR trial in patients who have had a myocardial infarction and the Phase I/II HOPE-Duchenne trial in patients with Duchenne muscular dystrophy-associated cardiomyopathy. We have completed the Phase I portion of the Phase I/II DYNAMIC trial in patients with advanced heart failure.

•	CAP-2003: Exosomes are nano-sized, membrane-enclosed vesicles, or “bubbles” that are secreted by cells and contain bioactive molecules, including proteins, RNAs and microRNAs. They act as messengers to regulate the functions of neighboring cells, and pre-clinical research has shown that exogenously-administered exosomes can direct or, in some cases, re-direct cellular activity, supporting their therapeutic potential. Their size, ease of crossing cell membranes, and ability to communicate in native cellular language makes them an exciting class of potential therapeutic agents. We are currently developing exosomes produced by CDCs (CAP-2003) as a product candidate for the treatment of certain cardiac and other inflammatory conditions. CAP-2003 comprises exosomes secreted by CDCs, and is believed to mediate many of the effects that are observed with these cells, including anti-inflammatory, anti-angiogenic, anti-apoptotic, and anti-fibrotic effects. We are currently conducting studies in pre-clinical models of cardiac, inflammatory and various other conditions to explore the possible therapeutic benefits that CAP-2003 may possess. We are planning to evaluate CAP-2003 in preclinical studies for the treatment of hypoplastic left heart syndrome, or HLHS. We hope to submit an Investigational New Drug application, or IND, for CAP-2003 to enable clinical development in the second half of 2017.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2016. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

Our Contact Information

Our principal executive offices are located at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211, and our telephone number is (310) 358-3200. Our website address is www.capricor.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. We do not incorporate the information on, or accessible through, our website into this prospectus supplement, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement.

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THE OFFERING

The following is a brief summary of the terms of this offering.

Issuer	Capricor Therapeutics, Inc.

Common stock to be offered by us pursuant to this prospectus supplement	Shares having an aggregate offering price of up to $5,000,000.

Common stock to be outstanding after the offering

Up to 22,869,607 shares, assuming a sales price of $3.40 per share, which was the closing price on The NASDAQ Capital Market on March 28, 2017. The actual number of shares issued and outstanding will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” in which sales may be made from time to time at prevailing market prices through our agent, Wainwright. Wainwright will use commercially reasonable efforts consistent with its normal trading and sales practices, on terms mutually agreed upon between Wainwright and us.

Use of proceeds	We intend to apply the net proceeds of this offering for research related to our product candidates, manufacturing of our products, working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations. We reserve the right, at the sole discretion of our Board of Directors, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page S-7.

NASDAQ symbol for common stock	Our common stock is listed on The NASDAQ Capital Market under the symbol “CAPR.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the shares offered hereby.

The number of shares of common stock to be outstanding after this offering is based on 21,399,019 shares of common stock outstanding as of December 31, 2016, gives effect to the sale and issuance of up to 1,470,588 shares of common stock, assuming a sales price of $3.40 per share, which was the closing price of our common stock on The NASDAQ Capital Market on March 28, 2017. The actual number of shares issued and outstanding will vary depending on the sales price under this offering and does not take into account, as of December 31, 2016:

•	6,608,382 shares of common stock issuable upon the exercise of options outstanding as of December 31, 2016 with a weighted-average exercise price of $1.62 per share;

•	1,081,903 shares of common stock issuable upon the exercise of outstanding warrants as of December 31, 2016 with a weighted average exercise price of $4.01 per share; and

•	461,010 shares of common stock reserved as of December 31, 2016 for future issuance under our (1) 2006 Stock Option Plan; (2) 2012 Restated Equity Incentive Plan; and (3) 2012 Non-Employee Director Stock Option Plan. On June 2, 2016, the 2012 Restated Equity Incentive Plan was amended to automatically increase the number of shares reserved for issuance on January 1 of each year, commencing with January 1, 2016, by 2% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year. Such increase is included in the number of the shares reserved for issuance as shown above.

S-3

RISK FACTORS

Investing in any securities offered pursuant to this prospectus supplement involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described herein and the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus supplement, before deciding whether to purchase any of the securities being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to this Offering

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing common stock in this offering may pay a price per share that substantially exceeds the as adjusted book value per share of our tangible assets after subtracting our liabilities. As a result, investors purchasing common stock in this offering will incur immediate dilution of $3.37 per share as of December 31, 2016, based on the assumed sale of 1,470,588 shares of common stock in this offering through Wainwright, at an assumed offering price of $3.40 per share, the last reported sales price for our common stock on March 28, 2017, and after deducting commissions and estimated aggregate offering expenses payable by us. For more information on the dilution you may suffer as a result of investing in this offering, see the section of this prospectus supplement entitled “Dilution”. This dilution is due to the substantially lower price paid by our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

The actual number of shares we will issue under the Common Stock Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Common Stock Sales Agreement with Wainwright and compliance with applicable law, we have the discretion to deliver placement notices to Wainwright at any time throughout the term of the Common Stock Sales Agreement. The number of shares that are sold by Wainwright after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright.

The market price of our common stock may be highly volatile.

The trading price of our common stock is likely to be volatile. The stock market, particularly in recent years, has experienced significant volatility, particularly with respect to pharmaceutical, biotechnology and other life sciences company stocks. Our operating results may fluctuate from period to period for a number of reasons, and as a result our stock price may be subject to significant fluctuations. Factors that could cause volatility in the market price of our common stock include, but are not limited to:

•	our financial condition, including our need for additional capital, as well as the terms of that additional capital;

•	results from, delays in, or discontinuation of, any of the clinical trials for our drug candidates, including delays resulting from slower than expected or suspended patient enrollment or discontinuations resulting from a failure to meet pre-defined clinical endpoints;

•	announcements concerning clinical trials;

•	failure or delays in entering drug candidates into clinical trials;

•	failure or discontinuation of any of our research or development programs;

•	developments in establishing new strategic alliances or adverse developments with existing alliances;

•	market conditions in the pharmaceutical, biotechnology and other healthcare related sectors;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	introduction of technological innovations or new commercial products by us or our competitors;

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•	issues in manufacturing our drug candidates or drugs;

•	issues with the supply or manufacturing of any devices or materials needed to manufacture or utilize our drug candidates;

•	FDA or other United States or foreign regulatory actions affecting us or our industry;

•	the risks and costs of increased operations, including clinical and manufacturing operations, on an international basis;

•	market acceptance of our drugs, when and if they enter the market;

•	third-party healthcare coverage and reimbursement policies;

•	litigation or public concern about the safety of our drug candidates or drugs or the operations of the Company;

•	issuance of new or revised securities analysts’ reports or recommendations;

•	additions or departures of key personnel; or

•	volatility in the stock prices of other companies in our industry.

We have never paid dividends and we do not anticipate paying dividends in the future.

We have never paid dividends on our capital stock and do not anticipate paying any dividends for the foreseeable future. Additionally, the terms of our loan agreement with the California Institute for Regenerative Medicine restrict our ability to declare or pay dividends to our stockholders. We anticipate that the Company will retain its earnings, if any, for future growth. Investors seeking cash dividends should not invest in the Company’s common stock for that purpose.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include, without limitation, supporting asset growth and engaging in acquisitions or other business combinations, as further described in the section of this prospectus supplement entitled “Use of Proceeds”. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. The costs and timing of development activities, particularly conducting clinical trials and preclinical studies, are highly uncertain, subject to substantial risks and can often change. Depending on the outcome of these activities and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

S-5

Special Note Regarding Forward-Looking Statements

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement include, but are not limited to, statements about:

•	the development of our drug candidates, including when we expect to undertake, initiate and complete clinical trials of our product candidates;

•	expectation of or dates for commencement of clinical trials, investigational new drug filings and similar plans or projections;

•	the regulatory approval of our drug candidates;

•	our use of clinical research centers, third party manufacturers and other contractors;

•	our ability to find collaborative partners for research, development and commercialization of potential products;

•	our ability to manufacture products for clinical and commercial use;

•	our ability to protect our patents and other intellectual property;

•	our ability to market any of our products;

•	our ability to compete against other companies and research institutions;

•	our ability to expand our operations internationally;

•	the effect of potential strategic transactions on our business;

•	acceptance of our products by doctors, patients or payors and the availability of reimbursement for our product candidates;

•	our ability to attract and retain key personnel; and

•	the volatility of our stock price.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus supplement.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Additionally, final data may differ significantly from preliminary data reported in this prospectus supplement.

The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make, if any.

This prospectus supplement also contains statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. Although we believe that the third-party sources referred to in this prospectus supplement are reliable, we have not independently verified the information provided by these third parties. While we are not aware of any misstatements regarding any third-party information presented in this prospectus supplement, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors.

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USE OF PROCEEDS

We may issue and sell up to an aggregate amount of $5,000,000 worth of our common stock from time to time through Wainwright, acting as agent. The amount of proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the Sales Agreement with Wainwright as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, for research related to our product candidates, manufacturing of our products, working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations. The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. We reserve the right, at the sole discretion of our Board of Directors, to reallocate the proceeds of this offering in response to developments in our business and any other factors.

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DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

Our net tangible book value as of December 31, 2016 was approximately $(4.1) million, or $(0.19) per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at December 31, 2016.

After giving effect to the assumed sale of our common stock in the aggregate of $5,000,000 offered at an assumed offering price of $3.40 per share, the last reported sales price for our common stock on March 28, 2017, and after deduction of commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2016 would have been approximately $0.6 million, or $0.03 per share of common stock. This amount represents an immediate increase in as adjusted net tangible book value of approximately $0.22 per share to our existing stockholders and an immediate dilution in the as adjusted net tangible book value of approximately $3.37 per share to investors participating in this offering at an assumed offering price of $3.40 per share.

Dilution per share to new investors is determined by subtracting the as adjusted net tangible book value per share after this offering from the public offering price per share paid by purchasers in this offering. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$3.40
Net tangible book value per share as of December 31, 2016	$(0.19)
Increase in as adjusted net tangible book value per share attributable to this offering	0.22
As adjusted net tangible book value per share after this offering		0.03
Dilution per share to new investors participating in this offering		$3.37

The table above assumes for illustrative purposes that an aggregate of 1,470,588 shares of our common stock are sold during the term of the Sales Agreement with Wainwright at a price of $3.40 per share, the last reported sales price for our common stock on The NASDAQ Capital Market on March 28, 2017, for aggregate gross proceeds of $5,000,000. Pursuant to the Sales Agreement with Wainwright, the shares are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.40 per share shown in the table above, assuming all of our common stock in the aggregate amount of $5,000,000 are sold at that price during the term of the Sales Agreement with Wainwright, would increase our pro forma net tangible book value per share after the offering to $0.03 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $4.37 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.40 per share shown in the table above, assuming all of our common stock in the aggregate amount of $5,000,000 are sold at that price during the term of the Sales Agreement with Wainwright, would decrease our pro forma net tangible book value per share after the offering to $0.03 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $2.37 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The amounts above are based on 21,399,019 shares of common stock outstanding as of December 31, 2016 and do not take into account, as of December 31, 2016:

•	6,608,382 shares of common stock issuable upon the exercise of options outstanding as of December 31, 2016 with a weighted-average exercise price of $1.62 per share;

•	1,081,903 shares of common stock issuable upon the exercise of outstanding warrants as of December 31, 2016 with a weighted average exercise price of $4.01 per share; and

•	461,010 shares of common stock reserved as of December 31, 2016 for future issuance under our (1) 2006 Stock Option Plan; (2) 2012 Restated Equity Incentive Plan; and (3) 2012 Non-Employee Director Stock Option Plan. On June 2, 2016, the 2012 Restated Equity Incentive Plan was amended to automatically increase the number of shares reserved for issuance on January 1 of each year, commencing with January 1, 2016, by 2% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year. Such increase is included in the number of the shares reserved for issuance as shown above.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Wainwright, pursuant to which we may issue and sell up to an aggregate of $5,000,000 of our common stock from time to time through Wainwright acting as agent. Wainwright may sell our shares of common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through The NASDAQ Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

Wainwright will offer our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Either Wainwright or we may suspend the offering of our common stock being made under the Sales Agreement upon proper notice to the other party.

We will pay Wainwright in cash, upon each sale of our shares of common stock pursuant to the Sales Agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel up to $50,000. Additionally, pursuant to the terms of the Sales Agreement, at the end of each calendar quarter during the term of the Sales Agreement, we have agreed to reimburse Wainwright for certain documented fees and costs of its legal counsel.

Settlement for sales of shares of our common stock will occur on the third trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon.

Wainwright will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market LLC. In connection with the sale of the shares of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus supplement, or (ii) termination of the Sales Agreement as permitted therein.

Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the Sales Agreement with the SEC on a Current Report on Form 8-K concurrently with the filing of this prospectus supplement.

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LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this prospectus supplement will be passed upon for us by Paul Hastings LLP, Palo Alto, California. Wainwright is being represented in connection with this offering by Duane Morris LLP, Newark, New Jersey.

EXPERTS

Rose, Snyder & Jacobs LLP, independent registered public accounting firm, has audited our financial statements included in our annual report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part. Our financial statements are incorporated by reference in reliance on Rose, Snyder & Jacobs LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the accompanying prospectus, the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus supplement, we refer you to the accompanying prospectus, the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Capricor Therapeutics, Inc. The SEC’s Internet site can be found at http://www.sec.gov.

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IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017;
(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2016;
(c)	The Registrant’s Current Reports on Form 8-K filed with the SEC on February 16, 2017 and March 31, 2017; and
(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on March 5, 2015, including any amendment or report filed for the purpose of updating such description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be made to us at the following address or telephone number: Capricor Therapeutics, Inc., Attn: General Counsel, 8840 Wilshire Blvd. 2nd Floor, Beverly Hills, California 90211, or by calling (310) 358-3200.

S-11

$5,000,000

Common Stock

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Prospectus Supplement

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H.C. Wainwright & Co.

March 31, 2017